UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 9, 2014

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-224275
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2014, Coach, Inc. (the “Company”) announced that it entered into Amendment No.3 (the “Amendment”) to the Company’s Credit Agreement, dated as of June 18, 2012, as amended by Amendment No. 1, dated as of March 26, 2013, and by Amendment No. 2, dated as of November 27, 2013 (the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and a syndicate of banks and financial institutions (the “Lenders”).

Under the Amendment, the maturity date of the senior unsecured revolving credit facility has been extended to September 9, 2019.  The maturity date under the Existing Credit Agreement was March 26, 2018.

In the ordinary course of their business, the Lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates.  In particular, certain affiliates of the Lenders are agents and/or lenders under the Amended Credit Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Amended Credit Agreement is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2014
COACH, INC.

	By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer, General
Counsel and Secretary